Exhibit 23.2

Independent Accountants’ Consent

The Stockholders and Board of Directors
Coastal Fuels Marketing, Inc. and Subsidiaries:

We hereby consent to the use in this registration statement on Form S-4 of TransMontaigne Inc. of our report dated April 24, 2003 relating to the combined financial statements of Coastal Fuels Marketing, Inc. and Subsidiaries and the Southeast Marketing Division of El Paso Merchant Energy Petroleum Company, which appear in such registration statement. We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
July 22, 2003